CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the filing of Form S-1/A we hereby consent to the inclusion herein of our report dated February 20, 2009 on the financial statements of Solar Acquisition Corp.  as of December 31, 2008 and for the years ended December 31, 2008 and 2007 and for the period June 3, 2006 (date of inception) through December  31, 2008.

/s/ Gruber & Company, LLC
Lake Saint Louis, Missouri

February 20, 2009